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                                                                     Exhibit 3.3


                              AMENDED AND RESTATED
                                     BY-LAWS
                                       OF
                     TWEETER HOME ENTERTAINMENT GROUP, INC.


                                    ARTICLE I

                                   Definitions

      For purposes of these By-laws, the following words shall have the meanings set forth below:

      (a) "Certificate" shall mean the Certificate of Incorporation of the Corporation, as amended from time to time.

      (b) "Common Stock" shall mean the Preferred Stock, no par value, of the Corporation.

      (c)   "Corporation" shall mean Tweeter Home Entertainment Group, Inc.

      (d) "DGCL" shall mean the Delaware General Corporation Law, as amended from time to time.

      (e) "Equity Stock" shall mean the Common Stock and the Preferred Stock of the Corporation.

      (f) "Preferred Stock" shall mean the preferred stock, no par value, of the Corporation.

      (g) "Public Announcement" shall mean: (i) disclosure in a press release reported by the Dow Jones News Service, Associated Press or other similar national news service, (ii) a report or other document filed publicly with the Securities and Exchange Commission (including, without limitation, a Current Report on Form 8-K) or (iii) a letter or report sent to stockholders of record of the Corporation at the time of the mailing of such letter or report.


                                   ARTICLE II

                            Meetings of Stockholders

      2.1 Places of Meetings. All meetings of the stockholders shall be held at such place, either within or without the State of Delaware, as from time to time may be fixed by the majority of the Board of Directors, the Chairman of the Board, if one is elected, or the Chief Executive Officer, if one is elected, or the President, which place may subsequently be changed at any time by vote of the Board of Directors.


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      2.2   Annual Meetings. The annual meeting of the stockholders of the corporation shall be held on the last Tuesday in January in each year, at such time and place within the United States as may be designated in the notice of meeting. If this date falls on a legal holiday in any year, the meeting shall be held on the next succeeding business day. A special meeting of the stockholders in lieu of the annual meeting may be held at such date and time as shall be determined by a majority of the Board of Directors and such special meeting shall have, for the purposes of these By-laws or otherwise, all the force and effect of an annual meeting. All references hereafter in these By-laws to an annual meeting or annual meetings also shall be deemed to refer to any special meeting(s) in lieu thereof.

      At any annual meeting of stockholders or any special meeting in lieu of annual meeting of stockholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before such annual meeting. To be considered as properly brought before an annual meeting, business must be: (a) specified in the notice of meeting, (b) otherwise properly brought before the meeting by, or at the direction of, the Board of Directors, or (c) otherwise properly brought before the meeting by any holder of record (both as of the time notice of such proposal is given by the stockholder as set forth below and as of the record date for the annual meeting in question) of any shares of capital stock of the Corporation entitled to vote at such annual meeting who complies with the requirements set forth in Section 2.9.

      2.3 Special Meetings. Except as otherwise required by law and subject to the rights, if any, of the holders of any series of the Preferred Stock of the Corporation, special meetings of the stockholders may be called only by the Board of Directors pursuant to a resolution approved by the affirmative vote of a majority of the directors then in office, by the Chairman of the Board, if one is elected, or by the Chief Executive Officer, if one is elected. Only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders of the Corporation, unless otherwise provided by law.

      2.4 Notice of Meetings; Adjournments. A written notice of each annual meeting stating the hour, date and place of such annual meeting shall be given by the Secretary or an Assistant Secretary of the Corporation (or other person authorized by these By-laws or by law) not less than 10 days nor more than 60 days before the annual meeting, to each stockholder entitled to vote thereat and to each stockholder who, by law or under the Certificate or under these By-laws, is entitled to such notice, by delivering such notice to him or her or by mailing it, postage prepaid, addressed to such stockholder at the address of such stockholder as it appears on the stock transfer books of the Corporation. Such notice shall be deemed to be delivered when hand-delivered to such address or deposited in the mail so addressed, with postage prepaid.

      Notice of all special meetings of stockholders shall be given in the same manner as provided for annual meetings, except that the written notice of all special meetings shall state the purpose or purposes for which the meeting has been called.


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      Notice of an annual meeting or special meeting of stockholders need not be given to a stockholder if a written waiver of notice is signed before or after such meeting by such stockholder or if such stockholder attends such meeting, unless such attendance was for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any annual meeting or special meeting of stockholders need be specified in any written waiver of notice.

      The Board of Directors may postpone and reschedule any previously scheduled annual meeting or special meeting of stockholders and any record date with respect thereto, regardless of whether any notice or public disclosure with respect to any such meeting has been sent or made pursuant to this Section 2.4 or otherwise. In no event shall the Public Announcement of an adjournment, postponement or rescheduling of any previously scheduled meeting of stockholders commence a new time period for the giving of a stockholder's notice under
Section 2.9 of these By-laws.

      When any meeting is convened, the presiding officer of the meeting may adjourn the meeting if (a) no quorum is present for the transaction of business,
(b) the Board of Directors determines that adjournment is necessary or appropriate to enable the stockholders to consider fully information that the Board of Directors determines has not been made sufficiently or timely available to stockholders or (c) the Board of Directors determines that adjournment is otherwise in the best interests of the Corporation. When any annual meeting or special meeting of stockholders is adjourned to another hour, date or place, notice need not be given of the adjourned meeting, other than an announcement at the meeting at which the adjournment is taken, of the hour, date and place to which the meeting is adjourned; provided, however, that if the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote thereat and each stockholder who, by law or under the Certificate or under these By-laws, is entitled to such notice.

      2.5 Quorum. Except as otherwise required by the Certificate or law, any number of stockholders together holding at least a majority of the outstanding shares of capital stock entitled to vote with respect to the business to be transacted, who shall be present in person or represented by proxy at any meeting duly called, shall constitute a quorum for the transaction of business. Where a separate vote by class or series is required, a majority of the outstanding shares of such class or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that matter. If less than a quorum shall be in attendance at the time for which a meeting shall have been called, the holders of voting stock representing a majority of the voting power present at the meeting or represented by proxy or the presiding officer may adjourn the meeting from time to time, and the meeting may be held as adjourned without further notice. At such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed. The


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stockholders present at a duly constituted meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

      2.6 Voting and Proxies. Stockholders shall have one vote for each share of stock entitled to vote owned by them of record according to the stock transfer books of the Corporation, unless otherwise provided by law or by the Certificate (or in any applicable certificate of designation with respect to Preferred Stock). Stockholders may vote either in person, by written proxy, by telephone proxy, or by an Internet proxy, but no proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Proxies shall be filed with the Secretary of the meeting, including proxies submitted by telephone or through the Internet, before being voted. Except as otherwise limited therein or as otherwise provided by law, proxies authorizing a person to vote at a specific meeting shall entitle the persons authorized thereby to vote at any adjournment of such meeting, but they shall not be valid after final adjournment of such meeting. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by or on behalf of any one of them (including a proxy executed by telephone or through the Internet) unless at or prior to the exercise of the proxy the Corporation receives a specific written notice to the contrary or a later dated, signed proxy, including a proxy executed by telephone or through the Internet, from any one of them. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid, and the burden of proving invalidity shall rest on the challenger.

      2.7 Action at Meeting. When a quorum is present, any matter before any meeting of stockholders shall be decided by the affirmative vote of the majority of shares present in person or represented by proxy at such meeting and entitled to vote on such matter, except where a larger vote is required by law, by the Certificate or by these By-laws. Where a separate vote by a class or series is required, the affirmative vote of the majority of shares of such class or series present in person or represented by proxy at the meeting shall be the act of such class or series. Any election of directors by stockholders shall be determined by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors, except where a larger vote is required by law, by the Certificate or by these By-laws. The Corporation shall not directly or indirectly vote any shares of its own stock; provided, however, that the Corporation may vote shares which it holds in a fiduciary capacity to the extent permitted by law.

      2.8 Stockholder List. The officer or agent having charge of the stock transfer books of the Corporation shall make, at least 10 days before every annual meeting or special meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting or any adjournment thereof, in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place


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shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the hour, date and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

      2.9 Stockholder Proposals. In addition to any other applicable requirements, for business to be properly brought before an annual or special meeting by a stockholder of record, such stockholder shall: (a) be at the time the proposal is submitted and continuing through the date of the meeting the record or beneficial owner of at least 1% of the outstanding shares of capital stock entitled to vote at such meeting and have held such shares for at least one year, (b) give timely written notice as required by this Section 2.9 to the Secretary of the Corporation and (c) be present at such meeting, either in person or by a representative. For the first annual meeting following the initial public offering of the Common Stock of the Corporation, a stockholder's notice shall be timely if delivered to, or mailed to and received by, the Corporation at its principal executive office not less than 120 days prior to the date when the Corporation first mails to stockholders its proxy statement for the meeting; provided, however, that in the event such annual meeting is scheduled to be held on a date more than 30 days before or after the date specified for annual meetings in the By-laws as in effect 120 days prior to such first mailing, a stockholder's notice shall be timely if delivered to, or mailed to and received by, the Corporation at its principal executive office on the later of (i) 120 days prior to the date when the Corporation first mails to stockholders its proxy statement for the meeting or (ii) the 15th day following the day on which the Public Announcement of the date of such meeting is first made by the Corporation. Subject to the following sentence, for all subsequent annual meetings, a stockholder's notice shall be timely if delivered to, or mailed to and received by, the Corporation at its principal executive office not less than 120 days prior to the calendar day when the Corporation first mailed to stockholders its proxy statement for the previous year's annual meeting. Not withstanding the foregoing sentence, for annual meetings scheduled to be held on a date more than 30 days before or after the anniversary date of the previous year's annual meeting, and for all special meetings, a stockholder's notice shall be timely if delivered to, or mailed to and received by, the Corporation at its principal executive office on the later of (i) 120 days prior to the date when the Corporation first mails to stockholders its proxy statement for the meeting or (ii) the 15th day following the day on which the Public Announcement of the date of such meeting is first made by the Corporation.

      A stockholder's notice to the Secretary of the Corporation shall set forth as to each matter proposed to be brought before an annual meeting: (i) a brief description of the business the stockholder desires to bring before such annual meeting and the reasons for conducting such business at such annual meeting,
(ii) the name and address, as they appear on the stock transfer books of the Corporation, of the stockholder proposing such business, (iii) the class and number of shares of the capital stock of the Corporation beneficially owned by the stockholder proposing such business, (iv) the names and addresses of the beneficial owners, if any, of any capital stock of the Corporation registered in such stockholder's name on such books, and the class and number of shares


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of the capital stock of the Corporation beneficially owned by such beneficial owners, (v) the names and addresses of other stockholders known by the stockholder proposing such business to support such proposal, and the class and number of shares of the capital stock of the Corporation beneficially owned by such other stockholders and (vi) any material interest of the stockholder proposing to bring such business before such meeting (or any other stockholders known to be supporting such proposal) in such proposal.

      If the Board of Directors or a designated committee thereof determines that any stockholder proposal was not made in a timely fashion in accordance with the provisions of this Section 2.9 or that the information provided in a stockholder's notice does not satisfy the information requirements of this
Section 2.9 in any material respect, such proposal shall not be presented for action at the annual meeting in question. If neither the Board of Directors nor such committee makes a determination as to the validity of any stockholder proposal in the manner set forth above, the presiding officer of the annual meeting shall determine whether the stockholder proposal was made in accordance with the terms of this Section 2.9. If the presiding officer determines that any stockholder proposal was not made in a timely fashion in accordance with the provisions of this Section 2.9 or that the information provided in a stockholder's notice does not satisfy the information requirements of this
Section 2.9 in any material respect, such proposal shall not be presented for action at the annual meeting in question. If the Board of Directors, a designated committee thereof or the presiding officer determines that a stockholder proposal was made in accordance with the requirements of this
Section 2.9, the presiding officer shall so declare at the annual meeting and ballots shall be provided for use at the meeting with respect to such proposal.

      Notwithstanding the foregoing provisions of this Section 2.9, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder with respect to the matters set forth in this Section 2.9, and nothing in this Section 2.9 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act (or any successor provision thereof).

      2.10 Voting Procedures and Inspectors of Elections. The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the presiding officer shall appoint one or more inspectors to act at the meeting. Any inspector may, but need not, be an officer, employee or agent of the Corporation. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall perform such duties as are required by the DGCL, including the counting of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors. The presiding officer may


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review all determinations made by the inspectors, and in so doing the presiding officer shall be entitled to exercise his or her sole judgment and discretion and he or she shall not be bound by any determinations made by the inspectors. All determinations by the inspectors and, if applicable, the presiding officer, shall be subject to further review by any court of competent jurisdiction.

      2.11 Presiding Officer. The Chairman of the Board, if one is elected, or if not elected or in his or her absence, or the Chief Executive Officer, if one is elected, or if not elected or in his or her absence, the President, shall preside at all annual meetings or special meetings of stockholders and shall have the power, among other things, to adjourn such meeting at any time and from time to time, subject to Sections 2.4 and 2.5 of this Article II. The order of business and all other matters of procedure at any meeting of the stockholders shall be determined by the presiding officer.


                                   ARTICLE III

                                    Directors

      3.1 General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors and, except as otherwise expressly provided by law, the Certificate or these By-laws, all of the powers of the Corporation shall be vested in such Board.

      3.2 Number of Directors. The number of directors shall be fixed by resolution duly adopted from time to time by the Board of Directors. The directors shall hold office in the manner provided in the Certificate.

      3.3   Election and Removal of Directors; Quorum.

      (a)   Directors shall be elected and removed in the manner provided for in
Article VI of the Certificate.

      (b) Vacancies in the Board of Directors shall be filled in the manner provided for in Article VI of the Certificate.

      (c) At any meeting of the Board of Directors, a majority of the number of directors then in office shall constitute a quorum for the transaction of business. If less than a quorum is present at a meeting, a majority of the directors present may adjourn the meeting from time to time, and the meeting may be held as adjourned without further notice, except as provided in Section 3.6 of this Article III. Any business which might have been transacted at the meeting as originally noticed may be transacted at such adjourned meeting at which a quorum is present.

      (d)   No director need be a stockholder of the Corporation.


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      (e)   A director may resign at any time by giving written notice to the
Chairman of the Board, if one is elected, the Chief Executive Officer, if one is elected, the President or the Secretary. A resignation shall be effective upon receipt, unless the resignation otherwise provides.

      3.4 Regular Meetings. The regular annual meeting of the Board of Directors shall be held, without notice other than this Section 3.4, on the same date and at the same place as the annual meeting following the close of such meeting of stockholders. Other regular meetings of the Board of Directors may be held at such hour, date and place as the Board of Directors may by resolution from time to time determine without notice other than such resolution.

      3.5 Special Meetings. Special meetings of the Board of Directors may be called, orally or in writing, by or at the request of a majority of the directors, the Chairman of the Board, if one is elected, or the Chief Executive Officer, if one is elected, or the President. The person calling any such special meeting of the Board of Directors may fix the hour, date and place thereof.

      3.6 Notice of Meetings. Notice of the hour, date and place of all special meetings of the Board of Directors shall be given to each director by the Secretary or an Assistant Secretary, or in case of the death, absence, incapacity or refusal of such persons, by the Chairman of the Board, if one is elected, or the Chief Executive Officer, if one is elected, or such other officer designated by the Chairman of the Board, if one is elected, or the Chief Executive Officer or the President. Notice of any special meeting of the Board of Directors shall be given to each director in person, by telephone, or by facsimile or other written form of electronic communication, sent to his or her business or home address, at least 24 hours in advance of the meeting, or by written notice mailed to his or her business or home address, at least 48 hours in advance of the meeting. Such notice shall be deemed to be delivered when hand delivered to such address, read to such director by telephone, deposited in the mail so addressed, with postage thereon prepaid if mailed, or dispatched or transmitted if faxed.

      When any Board of Directors meeting, either regular or special, is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the hour, date or place of any meeting adjourned for less than 30 days or of the business to be transacted thereat, other than an announcement at the meeting at which such adjournment is taken of the hour, date and place to which the meeting is adjourned.

      A written waiver of notice signed before or after a meeting by a director and filed with the records of the meeting shall be deemed to be equivalent to notice of the meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because such meeting is not lawfully called or convened. Except as otherwise required by law, by the Certificate


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or by these By-laws, neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

      3.7 Nominations. Nominations of candidates for election as directors of the Corporation at any annual meeting may be made only (a) by, or at the direction of, a majority of the Board of Directors or (b) by a person who is the record or beneficial owner, at the time the nomination is submitted and continuing through the date of the meeting, of at least 1% of the outstanding shares of capital stock entitled to vote at such meeting and have held such shares for at least one year and who complies with the timing, informational and other requirements set forth in this Section 3.7. Any such stockholder who has complied with the timing, informational and other requirements set forth in this
Section 3.7 and who seeks to make such a nomination must be present at such meeting, either in person or by a representative. Only persons nominated in accordance with the procedures set forth in this Section 3.7 shall be eligible for election as directors at an annual meeting.

      Nominations, other than those made by, or at the direction of, the Board of Directors shall be made pursuant to timely notice in writing to the Secretary of the Corporation as set forth in this Section 3.7. For the first annual meeting following the initial public offering of the Common Stock of the Corporation, a stockholder's notice shall be timely if delivered to, or mailed to and received by, the Corporation at its principal executive office not less than 120 days prior to the date when the Corporation first mails to stockholders its proxy statement for the meeting; provided, however, that in the event the annual meeting is scheduled to be held on a date more than 30 days before or after the date specified for annual meetings in the By-laws as in effect 120 days prior to such first mailing, a stockholder's notice shall be timely if delivered to, or mailed to and received by, the Corporation at its principal executive office on the later of (i) 120 days prior to the date when the Corporation first mails to stockholders its proxy statement for the meeting or
(ii) the 15th day following the day on which the Public Announcement of the date of such meeting is first made by the Corporation. For all subsequent annual meetings, a stockholder's notice shall be timely if delivered to, or mailed to and received by, the Corporation at its principal executive office not less than 120 days prior to the calendar day when the Corporation first mailed to stockholders its proxy statement for the previous year's annual meeting; provided, however, that in the event the annual meeting is scheduled to be held on a date more than 30 days before or after the anniversary date of the previous year's annual meeting, a stockholder's notice shall be timely if delivered to, or mailed to and received by, the Corporation at its principal executive office on the later of (i) 120 days prior to the date when the Corporation first mails to stockholders its proxy statement for the meeting or (ii) the 15th day following the day on which the Public Announcement of the date of such meeting is first made by the Corporation.

      A stockholder's notice to the Secretary of the Corporation shall set forth as to each person whom the stockholder proposes to nominate for election or re-election as a director: (1) the name, age, business address and residence address of such person; (2) the


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principal occupation or employment of such person; (3) the class and number of shares of the capital stock of the Corporation which are beneficially owned by such person on the date of such stockholder notice; and (4) the consent of each nominee to serve as a director if elected. A stockholder's notice to the Secretary of the Corporation shall further set forth as to the stockholder giving such notice: (a) the name and address, as they appear on the stock transfer books of the Corporation, of such stockholder and of the beneficial owners (if any) of the capital stock of the Corporation registered in such stockholder's name and the name and address of other stockholders known by such stockholder to be supporting such nominee(s); (b) the class and number of shares of the capital stock of the Corporation which are held of record, beneficially owned or represented by proxy by such stockholder and by any other stockholders known by such stockholder to be supporting such nominee(s) on the record date for the annual meeting in question (if such date shall then have been made publicly available and shall be earlier than the date of such stockholder notice) and on the date of such stockholder's notice; and (c) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder.

      If the Board of Directors or a designated committee thereof determines that any stockholder nomination was not made in accordance with the terms of this Section 3.7 or that the information provided in a stockholder's notice does not satisfy the informational requirements of this Section 3.7 in any material respect, then such nomination shall not be considered at the annual meeting in question. If neither the Board of Directors nor such committee makes a determination as to whether a nomination was made in accordance with the provisions of this Section 3.7, the presiding officer of the annual meeting shall determine whether a nomination was made in accordance with such provisions. If the presiding officer determines that any stockholder nomination was not made in accordance with the terms of this Section 3.7 or that the information provided in a stockholder's notice does not satisfy the informational requirements of this Section 3.7 in any material respect, then such nomination shall not be considered at the annual meeting in question. If the Board of Directors, a designated committee thereof or the presiding officer determines that a nomination was made in accordance with the terms of this
Section 3.7, the presiding officer shall so declare at the annual meeting and ballots shall be provided for use at the meeting with respect to such nominee.

      Notwithstanding anything to the contrary in the second paragraph of this
Section 3.7, in the event that the number of directors to be elected to the Board of Directors is increased and there is no Public Announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 60 days prior to the Anniversary Date, a stockholder's notice required by this Section 3.7 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if such notice shall be delivered to, or mailed to and received by, the Corporation at its principal executive office not later than the close of business on the 15th day following the day on which such Public Announcement is first made by the Corporation.


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      No person shall be elected by the stockholders as a director of the
Corporation unless nominated in accordance with the procedures set forth in this
Section 3.7. Election of directors at an annual meeting need not be by written ballot, unless otherwise provided by the Board of Directors or presiding officer at such annual meeting. If written ballots are to be used, ballots bearing the names of all the persons who have been nominated for election as directors at the annual meeting in accordance with the procedures set forth in this Section
3.7 shall be provided for use at the annual meeting.

      3.8   Action at Meeting and by Consent.

      (a) At any meeting of the Board of Directors at which a quorum is present, a majority of the directors present may take any action on behalf of the Board of Directors, unless otherwise required by law, by the Certificate or by these By-laws.

      (b) Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent thereto in writing. Such written consent shall be filed with the records of the meetings of the Board of Directors and shall be treated for all purposes as a vote at a meeting of the Board of Directors.

      3.9 Manner of Participation. Directors may participate in meetings of the Board of Directors by means of conference telephone or similar communications equipment by means of which all directors participating in the meeting can hear each other, and participation in a meeting in accordance herewith shall constitute presence in person at such meeting for purposes of these By-laws.

      3.10 Compensation of Directors. By resolution of the Board of Directors, directors may be allowed a fee for serving as a director and a fee and expenses for attendance at a meeting of the Board, but nothing herein shall preclude directors from serving the Corporation in other capacities and receiving compensation for such other services; provided, however, that directors who are serving the Corporation as employees and who receive compensation for their services as such shall not receive any salary or other compensation for their services as directors of the Corporation.


                                   ARTICLE IV

                                   Committees

      4.1 Executive Committee. The Board of Directors, by resolution duly adopted, may designate an Executive Committee which shall consist of not less than two directors. The members of the Executive Committee shall serve until their successors are designated by the Board of Directors, until removed, or until the Executive Committee is dissolved by the Board of Directors. All vacancies that may occur in the Executive Committee shall be filled by the Board of Directors.

      When the Board of Directors is not in session, the Executive Committee shall have all power vested in the Board of Directors by law, by the Certificate, or by these By-laws, except as otherwise provided in the DGCL or by a resolution adopted by the Board of Directors. The Executive Committee shall report at the next regular or special meeting of the Board of Directors all action that the Executive Committee may have taken on behalf of the Board of Directors since the last regular or special meeting of the Board of Directors.

      Meetings of the Executive Committee shall be held at such places and at such times fixed by resolution of the Executive Committee. Not less than 12 hours' notice shall be given by letter, facsimile, or telephone (or in person) of all meetings of the Executive Committee; provided, however, that notice need not be given of regular meetings held at times and places fixed by resolution of the Executive Committee and that meetings may be held at any time without notice if all of the members of the Executive Committee are present or if those not present waive notice in writing either before or after the meeting; provided, further, that attendance at a meeting for the express purpose of objecting at the beginning of a meeting to the transaction of any business because the meeting is not lawfully convened shall not be considered a waiver of notice. A majority of the members of the Executive Committee then serving shall constitute a quorum for the transaction of business at any meeting of the Executive Committee.

      4.2 Compensation Committee. The Board of Directors, by resolution duly adopted, may designate a Compensation Committee which shall consist of two or more non-employee directors. In addition, the Board of Directors at any time may designate one or more alternate members of the Compensation Committee, who shall be non-employee directors, who may act in place of any absent regular member upon invitation by the chairman or secretary of the Compensation Committee.

      With respect to bonuses, the Compensation Committee shall have and may exercise the powers to determine the amounts annually available for bonuses pursuant to any bonus plan or formula approved by the Board of Directors, to determine bonus awards to executive officers and to exercise such further powers with respect to bonuses as may from time to time be conferred by the Board of Directors.

      With respect to salaries, the Compensation Committee shall have and may exercise the power to fix and determine from time to time all salaries of the executive officers of the Corporation, and such further powers with respect to salaries as may from time to time be conferred by the Board of Directors.

      The Compensation Committee shall administer the Corporation's stock incentive plans and from time to time may grant, consistent with the plans, stock options and other awards permissible under such plans.

      Vacancies in the Compensation Committee shall be filled by the Board of Directors, and members of the Compensation Committee shall be subject to removal by the Board of Directors at any time.

      The Compensation Committee shall, subject to the directives of the Board of Directors, fix its own rules of procedure. A majority of the number of regular members then serving on the Compensation Committee shall constitute a quorum; and regular and alternate members present shall be counted to determine whether there is a quorum. The Compensation Committee shall keep minutes of its meetings, and all action taken by it shall be reported to the Board of Directors.

      4.3 Audit Committee. The Board of Directors, by resolution duly adopted, may designate an Audit Committee which shall consist of two or more directors whose membership on the Audit Committee shall meet the requirements set forth in the rules of the Nasdaq Stock Market for issuers with securities listed on the Nasdaq National Market, as amended from time to time. Vacancies in the Audit Committee shall be filled by the Board of Directors with directors meeting the requirements set forth above, giving consideration to continuity of the Audit Committee, and members shall be subject to removal by the Board of Directors at any time. The Audit Committee shall, subject to the directives of the Board of Directors, fix its own rules of procedure and a majority of the members serving shall constitute a quorum. The Audit Committee shall meet at least twice per year with both the Corporation's internal and the Corporation's outside auditors present at each meeting and shall keep minutes of its meetings and all action taken shall be reported to the Board of Directors. The Audit Committee shall review the reports and minutes of any audit committees of the Corporation's subsidiaries. The Audit Committee shall review the Corporation's financial reporting process, including accounting policies and procedures. The Audit Committee shall examine the report of the Corporation's outside auditors, consult with them with respect to their report and the standards and procedures employed by them in their audit, report to the Board of Directors the results of its study and recommend the selection of auditors for each fiscal year.

      4.4 Nominating Committee. The Board of Directors, by resolution duly adopted, may designate a Nominating Committee which shall consist of two or more directors. The Nominating Committee shall make recommendations to the Board of Directors regarding nominees for election as directors by the stockholders at each annual meeting of stockholders and make such other recommendations regarding tenure, and classification of directors as the Nominating Committee may deem advisable from time to time. The Nominating Committee shall, subject to the directives of the Board of Directors, fix its own rules of procedure and a majority of the members then serving shall constitute a quorum.

      4.5 Other Committees. The Board of Directors, by resolution adopted, may establish such other standing or special committees of the Board of Directors as it may deem advisable, and the members, terms and authority of such committees shall be as set forth in the resolutions establishing the same.

                                    ARTICLE V

                                    Officers

      5.1 Enumeration. The officers of the Corporation shall consist of a President, a Treasurer, a Secretary and such other officers, including, without limitation, a Chairman of the Board of Directors, a Chief Executive Officer, a Chief Operating Officer and one or more Vice Presidents (including Executive Vice Presidents or Senior Vice Presidents), Assistant Vice Presidents, Assistant Treasurers and Assistant Secretaries, and such other officers as the Board of Directors may determine. The Board of Directors shall have the authority, subject to applicable law, to appoint two or more persons to any particular office; including by way of example only, to appoint co-presidents of the Corporation, and references herein to any such office shall mean each and all person(s) so appointed to such office as aforesaid.

      5.2 Election. At the regular annual meeting of the Board following the annual meeting of stockholders, the Board of Directors shall elect the President, the Treasurer and the Secretary and may elect such other officers as the Board of Directors may determine. The Board of Directors also may elect officers at any other regular or special meeting of the Board of Directors.

      5.3 Qualification. No officer need be a stockholder or a director. Any person may occupy more than one office of the Corporation at any time. Any officer may be required by the Board of Directors to give bond for the faithful performance of his or her duties in such amount and with such sureties as the Board of Directors may determine.

      5.4 Tenure. Except as otherwise provided by the Certificate or by these By-laws, each of the officers of the Corporation shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal.

      5.5 Resignation. Any officer may resign by delivering his or her written resignation to the Corporation addressed to the President or the Secretary, and such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

      5.6 Removal. Except as otherwise provided by law, the Board of Directors may remove any officer with or without cause by the affirmative vote of a majority of the directors then in office.

      5.7 Absence or Disability. In the event of the absence or disability of any officer, the Board of Directors may designate another officer to act in place of such absent or disabled officer.

      5.8 Vacancies. Any vacancy in any office may be filled for the unexpired portion of the term by the Board of Directors.

      5.9 Chairman of the Board. The Chairman of the Board, if one is elected, shall preside, when present, at all meetings of the stockholders and of the Board of Directors. The Chairman of the Board shall have such other powers and shall perform such other duties as the Board of Directors may from time to time designate.

      5.10 Chief Executive Officer. The Chief Executive Officer, if one is elected, shall have such powers and shall perform such duties as the Board of Directors may from time to time designate. If there is no Chairman of the Board or if he or she is absent, the Chief Executive Officer shall preside, when present, at all meetings of stockholders and of the Board of Directors.

      5.11 President. The President shall, subject to the direction of the Board of Directors and the Chief Executive Officer, if one is elected, have general supervision and control of the Corporation's business. The President shall have such other powers and perform such other duties as the Board of Directors and the Chief Executive Officer, if one is elected, may from time to time designate.

      5.12 Vice Presidents and Assistant Vice Presidents. Any Vice President (including any Executive Vice President or Senior Vice President) and any Assistant Vice President shall have such powers and shall perform such duties as the Board of Directors or the Chief Executive Officer may from time to time designate.

      5.13 Treasurer and Assistant Treasurers. The Treasurer shall, subject to the direction of the Board of Directors and except as the Board of Directors or the President may otherwise provide, have general charge of the financial affairs of the Corporation and shall cause to be kept accurate books of account. The Treasurer shall have custody of all funds, securities, and valuable documents of the Corporation. He or she shall have such other duties and powers as may be designated from time to time by the Board of Directors or the Chief Executive Officer.

      Any Assistant Treasurer shall have such powers and perform such duties as the Board of Directors or the Chief Executive Officer may from time to time designate.

      5.14 Secretary and Assistant Secretaries. The Secretary shall record all the proceedings of the meetings of the stockholders and the Board of Directors (including committees of the Board) in books kept for that purpose. In his or her absence from any such meeting, a temporary secretary chosen at the meeting shall record the proceedings thereof. The Secretary shall have charge of the stock ledger (which may, however, be kept by any transfer or other agent of the Corporation). The Secretary shall have custody of the seal of the Corporation, and the Secretary, or an Assistant Secretary, shall have authority to affix it to any instrument requiring it, and, when so affixed, the seal may be attested by his or her signature or that of an Assistant Secretary. The Secretary shall have such other duties and powers as may be designated from time to time by the Board of Directors or the Chief Executive Officer. In the absence of the Secretary, any Assistant Secretary may perform his or her duties and responsibilities.

      Any Assistant Secretary shall have such powers and perform such duties as the Board of Directors or the Chief Executive Officer may from time to time designate.

      5.15 Other Powers and Duties. Subject to these By-laws and to such limitations as the Board of Directors may from time to time prescribe, the officers of the Corporation shall each have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as from time to time may be conferred by the Board of Directors, the Chairman of the Board, or the Chief Executive Officer or the President.


                                   ARTICLE VI

                                  Capital Stock

      6.1 Certificates. Each stockholder shall be entitled to a certificate of the capital stock of the Corporation in such form as may from time to time be prescribed by the Board of Directors. Such certificate shall be signed by the Chairman of the Board, the President or a Vice President and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary. The Corporation seal and the signatures by the Corporation's officers, the transfer agent or the registrar may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, the certificate may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the time of its issue.

      6.2 Lost, Destroyed and Mutilated Certificates. Holders of the shares of the stock of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of the certificate therefor, and the Board of Directors may in its discretion cause one or more new certificates for the same number of shares in the aggregate to be issued to such stockholder upon the surrender of the mutilated certificate or upon satisfactory proof of such loss or destruction, and the deposit of a bond in such form and amount and with such surety as the Board of Directors may require.

      6.3 Transfer of Stock. Shares of stock of the Corporation shall be transferable or assignable only on the stock transfer books of the Corporation by the holder in person or by attorney upon surrender to the Corporation or its transfer agent of the certificate theretofore properly endorsed or, if sought to be transferred by attorney, accompanied by a written assignment or power of attorney properly executed, with transfer stamps (if necessary) affixed, and with such proof of the authenticity of signatures as the Corporation or its transfer agent may reasonably require.

      6.4 Record Holders. Except as may otherwise be required by law, by the Certificate or by these By-laws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the Corporation in accordance with the requirements of these By-laws.

      It shall be the duty of each stockholder to notify the Corporation of his or her postal address and any changes thereto.

      6.5 Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date: (a) in the case of determination of stockholders entitled to vote at any meeting of stockholders, shall, unless otherwise required by law, not be more than sixty nor less than ten days before the date of such meeting and (b) in the case of any other action, shall not be more than sixty days prior to such other action. If no record date is fixed: (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held and (ii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.


                                   ARTICLE VII

                                 Indemnification

      7.1   Definitions. For purposes of this Article VII:

      (a) "Corporate Status" describes the status of a person who (i) in the case of a Director, is or was a director of the Corporation and is or was acting in such capacity, (ii) in the case of an Officer, is or was an officer, employee or agent of the Corporation or is or was a director, officer, employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise that such Officer is or was serving at the request of the Corporation and (iii) in the case of a Non-Executive Officer, is or was an employee of the Corporation or is or was a director, officer, employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise that such Non-Executive Officer is or was serving at the request of the Corporation;

      (b) "Director" means any person who serves or has served the Corporation as a director on the Board of Directors;

      (c) "Disinterested Director" means, with respect to each Proceeding in respect of which indemnification is sought hereunder, a Director of the Corporation who is not and was not a party to such Proceeding;

      (d) "Executive Officer" means any person who serves or who has served as the Chief Executive Officer or the President of the Corporation, or any other person expressly designated as an Executive Officer by resolution of the Board of Directors.

      (e) "Expenses" means all reasonable attorneys' fees, retainers, court costs, transcript costs, fees of expert witnesses, private investigators and professional advisors (including, without limitation, accountants and investment bankers), travel expenses, duplicating costs, printing and binding costs, costs of preparation of demonstrative evidence and other courtroom presentation aids and devices, costs incurred in connection with document review, organization, imaging and computerization, telephone charges, postage, delivery service fees, and all other disbursements, costs or expenses of the type customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, settling or otherwise participating in, a Proceeding;

      (f) "Non-Executive Officer Employee " means any person who serves or has served as an employee or officer of the Corporation, but who is not or was not a Director or an Executive Officer; and

      (g) "Proceeding" means any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, inquiry, investigation, administrative hearing or other proceeding, whether civil, criminal, administrative, arbitrative or investigative.

      7.2 Indemnification of Directors and Executive Officers. Subject to the operation of Section 7.4 of these By-laws, each Director and Executive Officer shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment) against any and all Expenses, judgments, penalties, fines and amounts reasonably paid in settlement, in each case to the extent actually and reasonably incurred by such Director or Executive Officer or on such Director's or Executive Officer's behalf in connection with any threatened, pending or completed Proceeding or any claim, issue or matter therein, which such Director or Officer is, or is threatened to be made, a party to or participant in by reason of such Director's or Executive Officer's Corporate Status, if such Director or Executive Officer acted in good faith and in a manner such Director or Executive Officer reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The rights of indemnification provided by this Section 7.2 shall exist as to a Director or Executive Officer after he or she has ceased to be a Director or Executive Officer and shall inure to the benefit of his or her heirs, executors, administrators and personal representatives. Notwithstanding the foregoing, the Corporation shall indemnify any Director or Executive Officer seeking indemnification in connection with a Proceeding initiated by such Director or Executive Officer only if such Proceeding was authorized by the Board of Directors. The Company hereby agrees to indemnify such Director's or Executive Officer's spouse (whether by statute or at common law and without regard to the location of the governing jurisdiction) and children as express third-party beneficiaries hereunder to the same extent and subject to the same limitations applicable to such Director or Officer hereunder for claims arising out of the status of such person as a spouse or child of such Director or Officer, including claims seeking damages from marital property (including community property) or property held by such Director or Executive Officer and such spouse or property transferred to such spouse or child.

      7.3 Indemnification of Non-Executive Officer Employees. Subject to the operation of Section 7.4 of these By-laws, each Non-Executive Officer Employee may, in the discretion of the Board of Directors, be indemnified by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against any and all Expenses, judgments, penalties, fines and amounts reasonably paid in settlement, in each case to the extent actually and reasonably incurred by such Non-Executive Officer Employee or on such Non-Executive Officer Employee's behalf in connection with any threatened, pending or completed Proceeding, or any claim, issue or matter therein, which such Non-Executive Officer Employee is, or is threatened to be made, a party to or participant in by reason of such Non-Executive Officer Employee's Corporate Status, if such Non-Executive Officer Employee acted in good faith and in a manner such Non-Executive Officer Employee reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The rights of indemnification provided by this Section 7.3 shall exist as to a Non-Executive Officer Employee after he or she has ceased to be a Non-Executive Officer Employee and shall inure to the benefit of his or her heirs, personal representatives, executors and administrators. Notwithstanding the foregoing, the Corporation may indemnify any Non-Executive Officer Employee seeking indemnification in connection with a Proceeding initiated by such Non-Executive Officer Employee only if such Proceeding was authorized by the Board of Directors. The Company hereby agrees to indemnify such Non-Executive Officer Employee's spouse (whether by statute or at common law and without regard to the location of the governing jurisdiction) and children as express third-party beneficiaries hereunder to the same extent and subject to the same limitations applicable to such Non-Executive Officer Employee hereunder for claims arising out of the status of such person as a spouse or child of such Non-Executive Officer Employee, including claims seeking damages from marital property (including community property) or property held by such Non-Executive Officer Employee and such spouse or property transferred to such spouse or child.

      7.4 Good Faith. Unless ordered by a court, no indemnification shall be provided pursuant to this Article VII to a Director, to an Executive Officer or to a Non-Executive Officer Employee unless a determination shall have been made that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal Proceeding, such person had no reasonable cause to believe his or her conduct was unlawful. Such determination shall be made by (a) a majority vote of the Disinterested Directors, even though less than a quorum of the Board of Directors, (b) if there are no such Disinterested Directors, or if a majority of Disinterested Directors so direct, by independent legal counsel in a written opinion or (c) by the stockholders of the Corporation.

      7.5 Notice/Cooperation by Indemnitee. Any Director, Executive Officer or Non-Executive Officer Employee shall, as a condition precedent to his or her right to be indemnified under these By-laws, give the Company notice in writing as soon as practicable of any claim made against such Director, Executive Officer or Non-Executive Officer Employee for which indemnification will or could be sought under these By-laws. Such notice shall contain the written affirmation of the Director, Executive Officer or Non-Executive Officer Employee that the standard of conduct necessary for indemnification hereunder has been satisfied. Notice to the Company shall be directed to the Chief Executive Officer of the Company in the manner set forth below. The Director, Executive Officer or Non-Executive Officer Employee shall give the Company such information and cooperation as it may reasonably require and as shall be within such Director, Executive Officer or Non-Executive Officer Employee's power. A delay in giving notice under this Section 7.5 shall not invalidate the Director, Executive Officer or Non-Executive Officer Employee's right to be indemnified under these By-laws unless such delay prejudices the defense of the claim or the availability to the Company of insurance coverage for such claim. All notices, requests, demands and other communications under these By-laws shall be in writing and shall be deemed duly given (i) if delivered by hand and receipted for by the party addressed, on the date of such receipt or (ii) if mailed by domestic certified or registered mail with postage prepaid, on the third business day after the date postmarked.

      7.6   Advancement of Expenses to Directors Prior to Final Disposition.

      The Corporation shall advance all Expenses incurred by or on behalf of any Director or Executive Officer in connection with any Proceeding in which such Director or Executive Officer is involved by reason of such Director's or Executive Officer's Corporate Status within 10 days after the receipt by the Corporation of a written statement from such Director or Executive Officer requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by such Director or Executive Officer and shall be preceded or accompanied by an undertaking by or on behalf of such Director or Executive Officer to repay any Expenses so advanced if it shall ultimately be determined that such Director or Executive Officer is not entitled to be indemnified against such Expenses.

      7.7 Advancement of Expenses to Non-Executive Officer Employees Prior to Final Disposition. The Corporation may, in the discretion of the Board of Directors, advance any or all Expenses incurred by or on behalf of any Non-Executive Officer Employee in connection with any Proceeding in which such Non-Executive Officer Employee is involved by reason of Non-Executive Officer Employee's Corporate Status upon the receipt by the Corporation of a statement or statements from such Non-Executive Officer Employee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by such Non-Executive Officer Employee and shall be preceded or accompanied by an undertaking by or on behalf of such Non-Executive Officer Employee to repay any Expenses so advanced if it shall ultimately be determined that such Non-Executive Officer Employee is not entitled to be indemnified against such Expenses.

      7.8 Nature of Rights. The foregoing provisions of this Article VII shall be deemed to be a contract between the Corporation and each Director and Executive Officer entitled to the benefits hereof at any time while this Article VII is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any Proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts. If a claim for indemnification or advancement of Expenses hereunder by a Director or Executive Officer is not paid in full by the Corporation within (a) 60 days after the receipt by the Corporation of a written claim for indemnification or (b) 10 days after the receipt by the Corporation of documentation of Expenses and the required undertaking, such Director or Executive Officer may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, such Director or Executive Officer shall also be entitled to be paid the expenses of prosecuting such claim.

      The failure of the Corporation (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) to make a determination concerning the permissibility of such indemnification or advancement of Expenses for a Director and Executive Officer under this Article VII shall not be a defense to the action and shall not create a presumption that such indemnification or advancement is not permissible. It is the parties' intention that if the Company contests any Director's or Executive Officer's right to indemnification, the question of such Director's or Executive Officer's right to indemnification shall be for the court to decide, and neither the failure of the Company (including its Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel, or its shareholders) to have made a determination that indemnification of such Director or Executive Officer is proper in the circumstances because the Director or Executive Officer has met the applicable standard of conduct required by applicable law, nor an actual determination by the Company (including its Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel, or its stockholders) that the Director or Executive Officer has not met such applicable standard of conduct, shall create a presumption that such Director or Executive Officer has or has not met the applicable standard of conduct.

      The foregoing provisions of this Article VII shall not be deemed to be a contract between the Corporation and any Non-Executive Officer Employee, and shall not entitle any such Non-Executive Officer Employee to indemnification hereunder absent a specific determination, evidenced by a resolution, of the Board of Directors to provide such indemnification to such Non-Executive Officer Employee.

      7.9 Non-Exclusivity of Rights. The rights to (in the case of Directors and Executive Officers), and the possibility of (in the case of Non-Executive Officer Employees), indemnification and advancement of Expenses set forth in this Article VII shall not be exclusive of any other right which any Director, Officer or Non-Executive Officer Employee may have or hereafter acquire under any statute, provision of the Certificate or these By-laws, agreement, vote of stockholders or Disinterested Directors or otherwise.

      7.10 Partial Indemnification. If any Director or Executive Officer is entitled under any provision of these By-laws to indemnification by the Company for some or a portion of the expenses, judgments, fines or penalties actually or reasonably incurred by him in the investigation, defense, appeal or settlement of any civil or criminal action or proceeding, but not, however, for the total amount thereof, the Company shall nevertheless indemnify such Director or Executive Officer for the portion of such expenses, judgments, fines or penalties to which such Director or Executive Officer is entitled.

      7.11 Mutual Acknowledgment. By accepting any potential benefits under this Article VII each Director, Executive Officer or Non-Executive Officer Employee acknowledges that in certain instances, Federal law or applicable public policy may prohibit the Company from indemnifying its directors, officers and employees under these By-laws or otherwise. The Director, Officer or Non-Executive Officer employee understands and acknowledges that the Company has undertaken and may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Company's right under public policy to indemnify any Director, Officer or Non-Executive Officer Employee with respect to certain matters.

      7.12 Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer or Non-Executive Officer Employee against any liability of any character asserted against or incurred by the Corporation or any such Director, Officer or Non-Executive Officer Employee, or arising out of any such person's Corporate Status, whether or not the Corporation would have the power to indemnify such person against such liability under the DGCL or the provisions of this Article VII.


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
                                  ARTICLE VIII

                            Miscellaneous Provisions

      8.1 Seal. The seal of the Corporation shall consist of a flat-faced circular die, of which there may be any number of counterparts, on which there shall be engraved the word "Seal" and the name of the Corporation. The Board of Directors shall have the power to adopt and alter the seal of the Corporation.

      8.2 Fiscal Year. The fiscal year of the Corporation shall end on such date and shall consist of such accounting periods as may be fixed by the Board of Directors.

      8.3 Checks, Notes and Drafts. Checks, notes, drafts and other orders for the payment of money shall be signed by such persons as the Board of Directors from time to time may authorize. When the Board of Directors so authorizes, however, the signature of any such person may be a facsimile.

      8.4 Execution of Instruments. All deeds, leases, transfers, contracts, bonds, notes and other obligations to be entered into by the Corporation in the ordinary course of its business without director action may be executed on behalf of the Corporation by the Chairman of the Board, if one is elected, the Chief Executive Officer, if one is elected, the President or the Treasurer or any other officer, employee or agent of the Corporation as the Board of Directors or Executive Committee may authorize.

      8.5 Resident Agent. The Board of Directors may appoint a resident agent upon whom legal process may be served in any action or proceeding against the Corporation.

      8.6 Corporate Records. The original or attested copies of the Certificate, By-laws and records of all meetings of the incorporators, stockholders and the Board of Directors and the stock transfer books, which shall contain the names of all stockholders, their record addresses and the amount of stock held by each, may be kept outside the State of Delaware and shall be kept at the principal office of the Corporation, at the office of its counsel or at an office of its transfer agent or at such other place or places as may be designated from time to time by the Board of Directors.

      8.7   Amendment of By-laws.

      (a) Amendment by Directors. Except as provided otherwise by law, these By-laws may be amended or repealed by the Board of Directors by the affirmative vote of a majority of the directors then in office.

      (b) Amendment by Stockholders. These By-laws may be amended or repealed at any annual meeting of stockholders, or special meeting of stockholders called for such purpose, by the affirmative vote of at least 75% of the shares present in person or


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
represented by proxy at such meeting and entitled to vote on such amendment or repeal, voting together as a single class.

      8.8 Voting of Stock Held. Unless otherwise provided by resolution of the Board of Directors or of the Executive Committee, if any, the Chairman of the Board, if one is elected, the Chief Executive Officer, if one is elected, the President or the Treasurer may from time to time waive notice of and act on behalf of this Corporation, or appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the vote that the Corporation may be entitled to cast as a stockholder or otherwise in any other corporation, any of whose securities may be held by the Corporation, at meetings of the holders of the shares or other securities of such other corporation, or to consent in writing to any action by any such other corporation; and the Chairman of the Board, if one is elected, the Chief Executive Officer, if one is elected, the President or the Treasurer shall instruct the person or persons so appointed as to the manner of casting such votes or giving such consent and may execute or cause to be executed on behalf of the Corporation, and under its corporate seal or otherwise, such written proxies, consents, waivers or other instruments as may be necessary or proper in the premises. In lieu of such appointment, the Chairman of the Board, if one is elected, the Chief Executive Officer, if one is elected, the President or the Treasurer may himself or herself attend any meetings of the holders of shares or other securities of any such other corporation and there vote or exercise any or all power of the Corporation as the holder of such shares or other securities of such other corporation.


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